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21.      Listing of parent and subsidiaries

                  Parent-           Florida East Coast Industries, Inc.


                  Subsidiaries-     Florida East Coast Railway Company

                                    Florida East Coast Deliveries, Inc.
                                    Railroad Track Construction Company


                                    Gran Central Corporation

                                    Dade County Land Holding Company, Inc.


                                    International Transit, Inc.


                                    EPIK Communications Incorporated




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